Exhibit 99.1

Gevo Names Paul Bloom as Incoming CEO to Succeed Long-Time Leader Patrick Gruber Who Will Retire on April 1, 2026

ENGLEWOOD, Colo., December 15, 2025 – Gevo, Inc. (NASDAQ: GEVO), a leader in renewable fuel and chemicals, and carbon management, today announced a strategic leadership transition designed to position the company for continued growth and innovation. Effective December 9, 2025, Dr. Paul Bloom has been appointed President of Gevo, Inc. and a director on Gevo’s Board of Directors, Gevo’s long-standing Chief Executive Officer and board member, Dr. Patrick Gruber, has assumed the role of Executive Chair of the Board. Board Chairman William H. Baum has moved into the role of lead independent director. As part of the succession plan, Dr. Gruber will continue as Chief Executive Officer until his retirement on April 1, 2026, at which time Dr. Bloom will succeed Dr. Gruber as Chief Executive Officer.

“I am honored to be leading Gevo into its next phase of critical growth,” said Dr. Bloom. “Our team is committed to delivering cost-effective fuels, chemicals and carbon management solutions that create value for our customers and shareholders. Pat’s vision and dedication have established Gevo as a global leader in our industry. My focus will be on increasing profitability from our active businesses while leveraging our technology, business system, and intellectual-property portfolio to accelerate Gevo’s growth.”

“Gevo is entering an exciting new chapter,” said Dr. Gruber. “Paul brings deep expertise and a proven track record of driving innovation and business results in renewable fuels, chemicals, and now capturing value from carbon management. His leadership will be instrumental as Gevo continues to scale and deliver on its mission to fill the critical market need for jet fuel as well as other fuels and chemicals.”

Dr. Bloom joined Gevo in 2021 and has played a pivotal role in advancing the company’s technology and executing commercial strategy. “Paul learned a lot at Archer-Daniels-Midland Company (“ADM”), especially about developing and running new businesses, as well as commercializing renewable resource-based technologies,” said Dr. Gruber. “At Gevo, he has been developing the commercial business for delivering value from both jet fuel and carbon. He’s an excellent leader who understands the whole of the business system and value chain. We believe that as President and future CEO, Paul will focus on accelerating Gevo’s growth trajectory and building value for the company and its shareholders.”

“The board of directors is pleased to have Paul lead the company into its next phase,” Mr. Baum said. “We thank Pat for his passionate leadership and dedication over the last 18 years. We have long believed that Paul would be the right person to take the reins at Gevo, and we think there’s no one better positioned to execute this growth strategy, since he has been instrumental in its development and implementation.”

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including synthetic aviation fuel (“SAF”), motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent carbon capture and sequestration (“CCS”) facility and Class VI carbon-storage well. We also own and operate one of the largest dairy-based renewable natural gas (“RNG”) facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (“ATJ”) fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay for performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, without limitation, including the promotion of Paul Bloom and retirement of Patrick Gruber, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Media Contact
Heather L. Manuel
VP, Stakeholder Engagement & Partnerships
PR@gevo.com

IR Contact
Eric Frey
VP of Finance & Strategy
IR@Gevo.com